UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 31, 2016
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On March 31, 2016, Nordstrom, Inc. as borrower, Bank of America, N.A. as agent and each of the lenders party thereto entered into the First Amendment to Revolving Credit Agreement (First Amendment) to the Revolving Credit Agreement dated as of April 1, 2015 among the borrower, the agent and each of the lenders party thereto.
Among other things, the First Amendment (i) added lenders subject to a Bail-in Action of a public administrative authority of any European Economic Area ("EEA") member country to the definition of "Defaulting Lender," (ii) acknowledged that the liability of a lender that is an EEA Financial Institution may be subject to write-down by an EEA Resolution Authority, and (iii) added a definition of “Material Subsidiary” and amended certain representations and warranties, affirmative covenants and default provisions to make them applicable to the Borrower and each Material Subsidiary rather than to the Borrower and all Subsidiaries.
Except as otherwise provided for in the First Amendment, the Revolving Credit Agreement and all of its related documents, instruments and agreements remain in full force and effect.
We refer you to the First Amendment attached to this Form 8-K as Exhibit 10.1 for complete terms and conditions.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

10.1	First Amendment to Revolving Credit Agreement dated March 31, 2016, between Registrant, Bank of America, N.A. as Agent and the Lenders party thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: April 6, 2016

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	First Amendment to Revolving Credit Agreement dated March 31, 2016, between Registrant, Bank of America, N.A. as Agent and the Lenders party thereto